EXHIBIT 99.1
FOR IMMEDIATE RELEASE
Service Properties Trust Announces Fourth Quarter 2020 Results
Completes the Sale of 24 Properties Raising $104.3 Million During the Fourth Quarter
Rebranded 112 Hotels to Sonesta During the Fourth Quarter

Newton, MA (February 26, 2021). Service Properties Trust (Nasdaq: SVC) today announced its financial results for the quarter ended December 31, 2020.
John Murray, President and Chief Executive Officer of SVC, made the following statement:
“Our fourth quarter operating results reflect the continuing impact of the COVID-19 pandemic on the overall lodging industry, as well as changes specific to the SVC hotel portfolio. We successfully transitioned 112 hotels to Sonesta brands and management during the quarter, as well as 78 additional hotels so far in 2021. Although this transition is accompanied by short-term disruption reflected in our fourth quarter results, we believe that the rebranding will benefit SVC in the long term by creating more flexibility with respect to capital investments, possibly repurposing hotels to other uses, or sales. SVC also benefits from its 34% ownership of Sonesta.

“Rent collections from our retail net lease tenants were stable at 95.3% for the fourth quarter, up from a low of 80.5% for April 2020, and anchored by our largest tenant, TravelCenters of America, which continues to benefit from healthy trucking activity and its importance to the nation’s supply chain.

“We also continue to take proactive steps to fortify our liquidity until lodging trends start to improve, which we currently expect to occur in the latter half of 2021. To that end, we have repaid all our 2021 debt maturities and have fully drawn down on our revolving credit facility as a precautionary measure to preserve financial flexibility. We also continue to execute on asset sales, closing on the sale of 24 properties for $104.3 million during the fourth quarter, with the proceeds used to repay debt.”

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Results for the Quarter Ended December 31, 2020:

	Three Months Ended December 31,
	2020	2019
	($ in thousands, except per share data)
Net loss	$(137,740)	$(14,893)
Net loss per common share	$(0.84)	$(0.09)
Normalized FFO (1)	$(22,474)	$151,622
Normalized FFO per common share (1)	$(0.14)	$0.92
Adjusted EBITDAre (1)	$64,953	$227,013
(1)Additional information and reconciliations of net loss determined in accordance with U.S. generally accepted accounting principles, or GAAP, to certain non-GAAP measures, including FFO, Normalized FFO, EBITDA, EBITDAre and Adjusted EBITDAre for the quarters ended December 31, 2020 and 2019 appear later in this press release.
•Net loss: Net loss for the quarter ended December 31, 2020 was $137.7 million, or $0.84 per diluted common share, compared to a net loss of $14.9 million, or $0.09 per diluted common share, for the quarter ended December 31, 2019. Net loss for the quarter ended December 31, 2020 includes $15.5 million, or $0.09 per diluted common share, of net unrealized gains on equity securities, $15.1 million, or $0.09 per diluted common share of hotel manager transition related costs, an $11.9 million, or $0.07 per diluted common share, net gain on sale of real estate, a $4.0 million, or $0.02 per diluted common share, loss contingency, and a $2.4 million, or $0.01 per diluted common share, loss on early extinguishment of debt. Net loss for the quarter ended December 31, 2019 includes a $39.3 million, or $0.24 per diluted common share, loss on asset impairment and $3.3 million, or $0.02 per diluted common share, of net unrealized gains on equity securities. The weighted average number of diluted common shares outstanding was 164.5 million and 164.4 million for the quarters ended December 31, 2020 and 2019, respectively.
•Normalized FFO: Normalized FFO for the quarter ended December 31, 2020 was negative $22.5 million, or $(0.14) per diluted common share, compared to Normalized FFO of $151.6 million, or $0.92 per diluted common share, for the quarter ended December 31, 2019.
•Adjusted EBITDAre: Adjusted EBITDAre for the quarter ended December 31, 2020 compared to the same period in 2019 decreased 71.4% to $65.0 million.

Hotel Portfolio:
As of December 31, 2020, SVC owned 310 hotels that were operated by subsidiaries of Sonesta Holdco Corporation, or Sonesta (168 hotels), Marriott International, Inc., or Marriott (105 hotels), Hyatt Hotels Corporation, or Hyatt (22 hotels), Radisson Hospitality, Inc. (nine hotels), and InterContinental Hotels Group, plc, or IHG (one hotel). Five hotels were leased to a third party.

	Three Months Ended December 31,				Year Ended December 31,
	2020	2019	Change		2020	2019	Change
	($ in thousands, except ADR and Hotel RevPAR data)
Comparable Hotels
No. of hotels	302	302	—		285	285	—
No. of rooms or suites	46,779	46,779	—		42,075	42,075	—
Occupancy	40.4%	69.9%	(29.5)	pts	44.8%	73.5%	(28.7)	pts
ADR	$86.84	$122.93	(29.4)%		$96.18	$121.09	(20.6)%
Hotel RevPAR	$35.08	$85.93	(59.2)%		$43.09	$89.00	(51.6)%
Hotel operating revenues (1)	$166,988	$443,658	(62.4)%		$730,337	$1,550,348	(52.9)%
Hotel operating expenses (1)	$203,284	$344,794	(41.0)%		$734,421	$1,150,202	(36.1)%
Hotel EBITDA (1)	$(36,296)	$98,864	n/m		$(4,084)	$400,146	n/m
Adjusted Hotel EBITDA (1)	$(18,122)	$98,864	n/m		$12,621	$400,146	n/m
Adjusted Hotel EBITDA margin	(10.9)%	22.3%	n/m		1.7%	25.8%	n/m

All Hotels
No. of hotels	310	310	—		310	310	—
No. of rooms or suites	49,014	49,014	—		49,014	49,014	—
Occupancy	39.8%	68.8%	(29.0)	pts	42.0%	73.0%	(31.0)	pts
ADR	$87.53	$125.61	(30.3)%		$100.77	$130.82	(23.0)%
Hotel RevPAR	$34.84	$86.42	(59.7)%		$42.32	$95.50	(55.7)%
Hotel operating revenues (1)	$176,418	$492,560	(64.2)%		$888,741	$2,072,995	(57.1)%
Hotel operating expenses (1)	$221,621	$386,556	(42.7)%		$958,164	$1,564,911	(38.8)%
Hotel EBITDA (1)	$(45,203)	$106,004	n/m		$(69,423)	$508,084	n/m
Adjusted Hotel EBITDA (1)	$(26,141)	$106,004	n/m		$(50,361)	$508,084	n/m
Adjusted Hotel EBITDA margin	(14.8)%	21.5%	n/m		(5.7)%	24.5%	n/m
(1) Reconciliations of hotel operating revenues and hotel operating expenses used to determine Hotel EBITDA and Adjusted Hotel EBITDA from hotel operating revenues and hotel operating expenses determined in accordance with GAAP for the quarters and years ended December 31, 2020 and 2019 appear later in this press release.
Recent operating statistics for SVC’s hotels are as follows:

	Comparable Hotels			All Hotels
	October 2020	November 2020	December 2020	October 2020	November 2020	December 2020
Occupancy	47.1%	40.6%	33.5%	46.4%	40.2%	33.1%
ADR	$89.50	$85.51	$84.32	$89.97	$86.81	$84.95
RevPAR	$42.15	$34.84	$28.25	$41.66	$34.81	$28.12
For SVC’s 310 hotels, occupancy, ADR and RevPAR was 35.9%, $85.91 and $30.84, respectively, for the month of January 2021.

Hotel Agreements and Brand Conversions:
During the quarter ended December 31, 2020, SVC completed the transition of branding and management of 112 hotels to Sonesta, including 102 hotels from IHG, nine hotels from Marriott and one hotel from Wyndham Hotels & Resorts, Inc., or Wyndham. SVC entered management agreements with Sonesta to manage these 112 hotels on terms substantially consistent with SVC’s legacy management agreements, except that the management agreements for these rebranded hotels expire on December 31, 2021 and automatically renew for successive one year-terms unless terminated earlier.

In January 2021, SVC received a notice of termination from Hyatt with respect to the Hyatt agreement as a result of Hyatt’s guaranty being exhausted. SVC and Hyatt are currently in discussions regarding possible changes to the management agreement that may result in some or all of the hotels remaining Hyatt managed. However, if such discussions do not result in a mutually acceptable agreement, SVC expects to transition management of the 22 hotels to Sonesta on or about April 8, 2021.

SVC transitioned the branding and management of 78 additional Marriott hotels to Sonesta in February 2021. SVC expects to transition the branding and management of another 10 Marriott hotels to Sonesta in March 2021.

Net Lease Portfolio:

As of December 31, 2020
Number of properties	799
Industries	22
Tenants	170
Brands	127
Square feet	13.5 million
Occupancy	98.7%
Weighted average lease term (by annual minimum rent)	10.9 years
Coverage	2.14x
During the quarter ended December 31, 2020, SVC collected 95.3% of rents from its net lease tenants. During the quarter ended December 31, 2020, SVC recorded reserves for uncollectible revenues of $4.5 million for certain of its net lease tenants. In January 2021, SVC collected 89.3% of rents from its net lease tenants. As of February 26, 2021, SVC has entered into rent deferral agreements with 46 net lease retail tenants with leases requiring an aggregate of $46.4 million of annual minimum rents. In aggregate, SVC has deferred $12.1 million of rents from certain of its net lease tenants.
Recent Investment Activities:
During the quarter ended December 31, 2020, SVC sold 18 hotels with 2,046 rooms located in 10 states for an aggregate sales price of $85.8 million, excluding closing costs. During the quarter ended December 31, 2020, SVC also sold six net lease properties with an aggregate of 227,072 square feet in six states for an aggregate sales price of $18.6 million, excluding closing costs.
SVC terminated the previously announced agreement it had entered to sell 16 Marriott branded hotels with 2,155 rooms for a sales price of $107.8 million.

SVC has entered an agreement to sell five hotels with 430 rooms in four states for an aggregate sales price of $22.3 million, excluding closing costs. SVC expects this sale to be completed in the first quarter of 2021. SVC has also entered agreements to sell three net lease properties with an aggregate 38,942 square feet for an aggregate sales price of $2.1 million, excluding closing costs. SVC expects these sales to be completed by the end of the second quarter of 2021. The sales of these properties are subject to conditions and may be delayed, may not occur or the terms may change. SVC expects to use the net sales proceeds from these asset sales to repay outstanding indebtedness.
During the quarter ended December 31, 2020, SVC funded $32.4 million of capital improvements to certain of its properties.
Financing Activities:
As previously announced, on November 5, 2020, SVC and its lenders amended the credit agreement governing its $1.0 billion revolving credit facility and $400.0 million term loan. The key terms of the amended credit agreement include:

•All existing financial covenants have been waived through the end of the agreement term, or July 15, 2022, or the Waiver Period;
•SVC repaid its $400.0 million term loan on November 5, 2020, using undrawn amounts under its revolving credit facility;
•SVC has pledged certain additional equity interests of subsidiaries owning properties. SVC will provide first mortgage liens on 74 properties owned by the pledging subsidiaries with an undepreciated book value of $1.8 billion as of December 31, 2020 to secure its obligations under the credit agreement;
•SVC has the ability to fund up to $250.0 million of capital expenditures per year and up to $50.0 million of certain other investments per year as defined in the credit agreement;
•The interest rate premium over LIBOR under SVC’s revolving credit facility increased by 30 basis points;
•Certain covenants and restrictions on distributions to common shareholders, share repurchases, incurring indebtedness and acquiring real property (in each case subject to various exceptions), and the minimum liquidity requirement of $125.0 million will remain in place during the Waiver Period; and
•SVC is generally required to apply the net cash proceeds from the disposition of assets, capital markets transactions and debt refinancings to the repayment of outstanding loans under the credit agreement, and then to other debt maturities.
On December 18, 2020, SVC redeemed at par plus accrued interest the remaining $50.0 million of its 4.25% Senior Notes due February 2021.
On January 14, 2021, SVC announced a $0.01 per common share dividend to be paid to its shareholders of record on January 25, 2021 and distributed on or about February 18, 2021.
On January 19, 2021, SVC borrowed $972.8 million under its revolving credit facility as a precautionary measure to preserve financial flexibility. As of February 26, 2021, SVC is fully drawn under its $1.0 billion revolving credit facility.
Conference Call:
On March 1, 2021 at 10:00 a.m. Eastern Time, John Murray, Chief Executive Officer, Brian Donley, Chief Financial Officer and Todd Hargreaves, Chief Investment Officer, will host a conference call to discuss SVC’s fourth quarter 2020 financial results. The conference call telephone number is (877) 329-3720. Participants calling from outside the United States and Canada should dial (412) 317-5434. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through Monday, March 8, 2021. To access the replay, dial (412) 317-0088. The replay pass code is 10150718.

A live audio webcast of the conference call will also be available in a listen-only mode on SVC’s website, www.svcreit.com. Participants wanting to access the webcast should visit SVC’s website about five minutes before the call. The archived webcast will be available for replay on SVC’s website for about one week after the call. The transcription, recording and retransmission in any way of SVC’s fourth quarter conference call is strictly prohibited without the prior written consent of SVC.
Supplemental Data:
A copy of SVC’s Fourth Quarter 2020 Supplemental Operating and Financial Data is available for download at SVC’s website, www.svcreit.com. SVC’s website is not incorporated as part of this press release.
Service Properties Trust is a real estate investment trust, or REIT, which owns a diverse portfolio of hotels and net lease service and necessity-based retail properties across the United States and in Puerto Rico and Canada. SVC is managed by the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), or RMR Inc., an alternative asset management company that is headquartered in Newton, Massachusetts.
Non-GAAP Financial Measures and Certain Definitions:
SVC presents certain “non-GAAP financial measures” within the meaning of applicable Securities and Exchange Commission, or SEC, rules, including earnings before interest, taxes, depreciation and amortization, or EBITDA, Hotel EBITDA, Adjusted Hotel EBITDA, EBITDA for real estate, or EBITDAre, Adjusted EBITDAre, funds from operations, or FFO, and Normalized FFO. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) as indicators of SVC’s operating performance or as measures of SVC’s liquidity. These measures should be considered in conjunction with net income (loss) as presented in SVC’s consolidated statements of income (loss). SVC considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss). SVC believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of SVC’s operating performance between periods and with other REITs.
Please see the pages attached hereto for a more detailed statement of SVC’s operating results and financial condition and for an explanation of SVC’s calculation of FFO and Normalized FFO, EBITDA, Hotel EBITDA, Adjusted Hotel EBITDA, EBITDAre and Adjusted EBITDAre and a reconciliation of those amounts to amounts determined in accordance with GAAP.
Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels. Occupancy is an important measure of the utilization rate and demand of SVC’s hotels.
Average Daily Rate, or ADR, represents rooms revenue divided by total number of room nights sold in a given period. ADR provides useful insight on pricing at SVC’s hotels and is a measure widely used in the hotel industry.
Revenue per Available Room, or RevPAR, represents rooms revenue divided by the total number of room nights available to guests for a given period. RevPAR is an industry metric correlated to occupancy and ADR and helps measure performance over comparable periods.

Hotel EBITDA and Adjusted Hotel EBITDA: Hotel EBITDA is calculated as hotel operating revenues less hotel operating expenses of all managed and leased hotels, prior to any adjustments required for presentation in SVC’s consolidated statements of income (loss) in accordance with GAAP. SVC calculates Adjusted Hotel EBITDA as presented in the pages hereto. Adjusted Hotel EBITDA excludes certain items SVC believes do not reflect the ongoing operating performance of its hotels. SVC believes Hotel EBITDA and Adjusted Hotel EBITDA provide useful information to management and investors as key measures of the profitability of its hotel operations.
Adjusted Hotel EBITDA Margin is the percentage of Adjusted Hotel EBITDA of hotel operating revenues.
Comparable Hotels Data: SVC presents RevPAR, ADR, and occupancy for the periods presented on a comparable basis to facilitate comparisons between periods. SVC generally defines comparable hotels as those that were owned by it and were open and operating for the entire periods being compared. For the three months ended December 31, 2020 and 2019, SVC excluded eight hotels from its comparable results. One of these hotels was not owned for the entire periods, three were closed for major renovations and four suspended operations during part of the periods presented. For the years ended December 31, 2020 and 2019, SVC excluded 25 hotels from its comparable results. Three of these hotels were not owned for the entire periods, three were closed for major renovations and 19 suspended operations during part of the periods presented.
Rent Coverage: SVC defines net lease coverage as earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR, divided by the annual minimum rent due to SVC weighted by the minimum rent of the property to total minimum rents of the net lease portfolio. EBITDAR amounts used to determine rent coverage are generally for the latest twelve-month period reported based on the most recent operating information, if any, furnished by the tenant. Operating statements furnished by the tenant often are unaudited and, in certain cases, may not have been prepared in accordance with GAAP and are not independently verified by SVC. Tenants that do not report operating information are excluded from the coverage calculations. Coverage amounts include data for certain properties for periods prior to when SVC acquired them. In instances where SVC does not have financial information for the most recent quarter from its tenants, it has calculated an implied EBITDAR for the fourth quarter using industry benchmark data to more accurately reflect the impact of COVID-19 on its tenants’ operations. SVC believes using only financial information from the earlier periods could be misleading as it would not reflect the negative impact those tenants experienced as a result of the COVID-19 pandemic. As a result, SVC believes using this industry benchmark data provides a more accurate estimated representation of recent operating results and coverage for those tenants.

SERVICE PROPERTIES TRUST
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)
(unaudited)

	As of December 31,
	2020	2019
ASSETS
Real estate properties:
Land	$2,030,440	$2,066,602
Buildings, improvements and equipment	9,131,832	9,318,434
Total real estate properties, gross	11,162,272	11,385,036
Accumulated depreciation	(3,280,110)	(3,120,761)
Total real estate properties, net	7,882,162	8,264,275
Acquired real estate leases and other intangibles, net	325,845	378,218
Assets held for sale	13,543	87,493
Cash and cash equivalents	73,332	27,633
Restricted cash	18,124	53,626
Due from related persons	55,530	68,653
Other assets, net	318,783	154,069
Total assets	$8,687,319	$9,033,967

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving credit facility	$78,424	$377,000
Term loan, net	—	397,889
Senior unsecured notes, net	6,130,166	5,287,658
Security deposits	294	109,403
Accounts payable and other liabilities	345,079	335,696
Due to related persons	30,566	20,443
Total liabilities	6,584,529	6,528,089

Commitments and contingencies

Shareholders’ equity:
Common shares of beneficial interest, $.01 par value; 200,000,000 shares authorized; 164,823,833 and 164,563,034 shares issued and outstanding, respectively	1,648	1,646
Additional paid in capital	4,550,385	4,547,529
Cumulative other comprehensive loss	(760)	—
Cumulative net income available for common shareholders	3,180,263	3,491,645
Cumulative common distributions	(5,628,746)	(5,534,942)
Total shareholders’ equity	2,102,790	2,505,878
Total liabilities and shareholders’ equity	$8,687,319	$9,033,967

SERVICE PROPERTIES TRUST
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenues:
Hotel operating revenues (1)	$174,520	$467,805	$875,098	$1,989,173
Rental income (3)	95,523	111,727	389,955	322,236
FF&E reserve income (4)	—	1,374	201	4,739
Total revenues	270,043	580,906	1,265,254	2,316,148

Expenses:
Hotel operating expenses (1)(2)(13)(14)(17)	204,998	334,916	697,904	1,410,927
Other operating expenses	4,179	3,938	15,208	8,357
Depreciation and amortization	121,351	126,727	498,908	428,448
General and administrative	13,046	17,733	50,668	54,639
Transaction related costs (5)	—	1,795	—	1,795
Loss on asset impairment (6)	254	39,296	55,756	39,296
Total expenses	343,828	524,405	1,318,444	1,943,462

Gain on sale of real estate, net (7)	11,916	—	2,261	159,535
Dividend income	—	—	—	1,752
Unrealized gains (losses) on equity securities, net (8)	15,473	3,300	19,882	(40,461)
Gain on insurance settlement (9)	—	—	62,386	—
Interest income	1	441	284	2,215
Interest expense (including amortization of debt issuance costs and debt discounts and premiums of $4,220, $3,288, $14,870 and $11,117, respectively)	(82,811)	(73,384)	(306,490)	(225,126)
Loss on early extinguishment of debt (10)	(2,424)	—	(9,394)	(8,451)
Income (loss) before income taxes and equity in earnings (losses) of an investee	(131,630)	(13,142)	(284,261)	262,150
Income tax expense (9)	(505)	(1,527)	(17,211)	(2,793)
Equity in earnings (losses) of an investee (11)	(5,605)	(224)	(9,910)	393
Net income (loss)	$(137,740)	$(14,893)	$(311,382)	$259,750

Weighted average common shares outstanding (basic)	164,498	164,364	164,422	164,312
Weighted average common shares outstanding (diluted)	164,498	164,364	164,422	164,340

Net income (loss) per common share (basic and diluted)	$(0.84)	$(0.09)	$(1.89)	$1.58
See Notes on pages 14 and 15.

SERVICE PROPERTIES TRUST
RECONCILIATIONS OF FUNDS FROM OPERATIONS AND
NORMALIZED FUNDS FROM OPERATIONS
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Calculation of FFO and Normalized FFO: (12)
Net income (loss)	$(137,740)	$(14,893)	$(311,382)	$259,750
Add (Less): Depreciation and amortization	121,351	126,727	498,908	428,448
(Gain) on sale of real estate, net (7)	(11,916)	—	(2,261)	(159,535)
Loss on asset impairment (6)	254	39,296	55,756	39,296
Unrealized (gains) losses on equity securities, net (8)	(15,473)	(3,300)	(19,882)	40,461
Adjustments to reflect SVC’s share of FFO attributable to an investee (11)	400	—	(61)	—
FFO	(43,124)	147,830	221,078	608,420
Add (Less): Transaction related costs (5)	—	1,795	—	1,795
Loss on early extinguishment of debt (10)	2,424	—	9,394	8,451
Loss contingency (13)	3,962	1,997	3,962	1,997
Gain on insurance settlement, net of tax (9)	(1,800)	—	(48,536)	—
Hotel manager transition related costs (14)	15,100	—	15,100	—
Adjustments to reflect SVC's share of Normalized FFO attributable to an investee (11)	964	—	964	—
Normalized FFO	$(22,474)	$151,622	$201,962	$620,663

Weighted average common shares outstanding (basic)	164,498	164,364	164,422	164,312
Weighted average common shares outstanding (diluted)	164,498	164,364	164,422	164,340

Basic and diluted per common share amounts:
Net income (loss) per share	$(0.84)	$(0.09)	$(1.89)	$1.58
FFO	$(0.26)	$0.90	$1.34	$3.70
Normalized FFO	$(0.14)	$0.92	$1.23	$3.78
Distributions declared per share	$0.01	$0.54	$0.57	$2.15
See Notes on pages 14 and 15.

SERVICE PROPERTIES TRUST
RECONCILIATIONS OF EBITDA, EBITDAre AND ADJUSTED EBITDAre
(amounts in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Calculation of EBITDA, EBITDAre and Adjusted EBITDAre:(15)
Net income (loss)	$(137,740)	$(14,893)	$(311,382)	$259,750
Add (Less): Interest expense	82,811	73,384	306,490	225,126
Income tax expense (9)	505	1,527	17,211	2,793
Depreciation and amortization	121,351	126,727	498,908	428,448
EBITDA	66,927	186,745	511,227	916,117
Add (Less): Gain on sale of real estate, net (7)	(11,916)	—	(2,261)	(159,535)
Loss on asset impairment (6)	254	39,296	55,756	39,296
EBITDAre	55,265	226,041	564,722	795,878
Add (Less): General and administrative expense paid in common shares (16)	920	480	3,206	2,849
Transaction related costs (5)	—	1,795	—	1,795
Adjustments to reflect SVC’s share of EBITDA attributable to an investee (11)	2,755	—	1,751	—
Loss on early extinguishment of debt (10)	2,424	—	9,394	8,451
Gain on insurance settlement (9)	—	—	(62,386)	—
Unrealized (gains) losses on equity securities, net (8)	(15,473)	(3,300)	(19,882)	40,461
Loss contingency (13)	3,962	1,997	3,962	1,997
Hotel manager transition related costs (14)	15,100	—	15,100	—
Adjusted EBITDAre	$64,953	$227,013	$515,867	$851,431

See Notes on pages 14 and 15.

SERVICE PROPERTIES TRUST
CALCULATION AND RECONCILIATION OF HOTEL EBITDA and ADJUSTED HOTEL EBITDA
Comparable Hotels
(amounts in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Number of hotels	302	302	285	285
Room revenues	$150,857	$369,818	$662,714	$1,365,349
Food and beverage revenues	7,484	59,329	40,188	143,181
Other revenues	8,647	14,511	27,435	41,818
Hotel operating revenues - comparable hotels	166,988	443,658	730,337	1,550,348
Rooms expenses	56,529	106,120	222,959	370,426
Food and beverage expenses	9,241	44,618	41,313	108,269
Other direct and indirect expenses	107,844	148,369	363,801	507,672
Management fees	2,214	3,390	5,759	8,359
Real estate taxes, insurance and other	27,066	26,263	90,319	89,204
FF&E reserves (4)	390	16,034	10,270	66,272
Hotel operating expenses - comparable hotels	203,284	344,794	734,421	1,150,202

Hotel EBITDA - comparable hotels	$(36,296)	$98,864	$(4,084)	$400,146
Loss contingency (13)	3,962	—	3,962	—
Hotel manager transition related costs (14)	14,212	—	12,743	—
Adjusted Hotel EBITDA	$(18,122)	$98,864	$12,621	$400,146
Adjusted Hotel EBITDA Margin	(10.9)%	22.3%	1.7%	25.8%

Hotel operating revenues (GAAP) (1)	$174,520	$467,805	$875,098	$1,989,173
Hotel operating revenues from non-comparable hotels	(7,532)	(24,147)	(144,761)	(438,825)
Hotel operating revenues - comparable hotels	$166,988	$443,658	$730,337	$1,550,348

Hotel operating expenses (GAAP) (1)	$204,998	$334,916	$697,904	$1,410,927
Add (Less):
Hotel operating expenses from non-comparable hotels	(16,112)	(25,169)	(211,345)	(345,157)
Reduction for security deposit and guaranty fundings, net (2)	13,387	15,907	235,522	29,162
Management and incentive management fees paid from cash flows in excess from minimum returns and rents	—	3,106	—	(11,002)
FF&E reserves from managed hotel operations (4)	390	16,034	10,270	66,272
Other (17)	621	—	2,070	—
Hotel operating expenses - comparable hotels	$203,284	$344,794	$734,421	$1,150,202

See Notes on pages 14 and 15.

SERVICE PROPERTIES TRUST
CALCULATION AND RECONCILIATION OF HOTEL EBITDA and ADJUSTED HOTEL EBITDA
All Hotels
(amounts in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Room revenues	$159,022	$397,995	$773,572	$1,732,994
Food and beverage revenues	7,911	67,080	66,830	258,336
Other revenues	9,485	27,485	48,339	81,665
Hotel operating revenues	176,418	492,560	888,741	2,072,995
Rooms expenses	59,784	116,048	270,828	479,681
Food and beverage expenses	9,928	52,117	75,718	204,477
Other direct and indirect expenses	112,428	152,714	437,919	629,304
Management fees	2,436	3,465	8,050	15,233
Real estate taxes, insurance and other	36,655	44,869	154,375	162,201
FF&E reserves (4)	390	17,343	11,274	74,015
Hotel operating expenses	221,621	386,556	958,164	1,564,911

Hotel EBITDA	$(45,203)	$106,004	$(69,423)	$508,084
Loss contingency (13)	3,962	—	3,962	—
Hotel manager transition related costs (14)	15,100	—	15,100	—
Adjusted Hotel EBITDA	$(26,141)	$106,004	$(50,361)	$508,084
Adjusted Hotel EBITDA Margin	(14.8)%	21.5%	(5.7)%	24.5%

Hotel operating revenues (GAAP) (1)	$174,520	$467,805	$875,098	$1,989,173
Add: hotel revenues of leased hotels (1)	1,898	24,755	13,643	83,822
Hotel operating revenues	$176,418	$492,560	$888,741	$2,072,995

Hotel operating expenses (GAAP) (1)	$204,998	$334,916	$697,904	$1,410,927
Add (Less):
Reduction for security deposit and guaranty fundings, net (2)	13,387	15,907	235,522	29,162
Hotel operating expenses of leased hotels	2,225	16,297	11,074	66,187
Management and incentive management fees paid from cash flows in excess from minimum returns and rents	—	3,106	—	(11,002)
FF&E reserves from managed hotels operations (4)	390	16,330	11,594	69,637
Other (17)	621	—	2,070	—
Hotel operating expenses	$221,621	$386,556	$958,164	$1,564,911

See Notes on pages 14 and 15.

(1)As of December 31, 2020, SVC owned 310 hotels; 305 of these hotels were managed by hotel operating companies. SVC has entered into an agreement to sell five hotels and has entered into a short term lease with the buyer in anticipation of the sale. SVC’s consolidated statements of income (loss) include hotel operating revenues and expenses of managed hotels and rental income from its leased hotels.
(2)When managers of SVC’s hotels are required to fund the shortfalls of minimum returns under the terms of SVC’s management agreements or their guarantees, SVC reflects such fundings (including security deposit applications) in its consolidated statements of income (loss) as a reduction of hotel operating expenses. The net reduction to hotel operating expenses was $13,387 and $15,907 for the three months ended December 31, 2020 and 2019, respectively, and $235,522 and $29,162 for the year ended December 31, 2020 and 2019, respectively.
(3)SVC reduced rental income by $416 and $3,351 for the three months ended December 31, 2020 and 2019, respectively, and reduced rental income by $714 and $10,719 for the years ended December 31, 2020 and 2019, respectively, to record scheduled rent changes under certain of SVC’s leases, the deferred rent obligations under SVC’s leases with TA and the estimated future payments to SVC under its leases with TA for the cost of removing underground storage tanks on a straight-line basis.
(4)Various percentages of total sales at certain of SVC’s hotels are escrowed as reserves for future renovations or refurbishments, or FF&E reserve escrows. SVC owns all the FF&E reserve escrows for its hotels. SVC reports deposits by its tenants into the escrow accounts under its hotel leases as FF&E reserve income. SVC does not report the amounts which are escrowed as FF&E reserves for its managed hotels as FF&E reserve income.
(5)Transaction related costs represents costs related to SVC’s exploration of possible financing transactions.
(6)SVC recorded a $254 loss on asset impairment during the three months ended December 31, 2020 to reduce the carrying value of five net lease properties to their estimated fair value. SVC recorded a $55,756 loss on asset impairment during the year ended December 31, 2020 to reduce the carrying value of 18 hotels and 13 net lease properties to their estimated fair value. SVC recorded a $39,296 loss on asset impairment during the three months and year ended December 31, 2019 to reduce the carrying value of 19 net lease properties to their estimated fair value less costs to sell and two hotels to their estimated fair value.
(7)SVC recorded a $11,916 net gain on sale of real estate during the three months ended December 31, 2020 in connection with the sales of 18 hotels and six net lease properties. SVC recorded a $2,261 net gain on sale of real estate during the year ended December 31, 2020 in connection with the sales of 18 hotels and 21 net lease properties. SVC recorded a $159,535 gain on sale of real estate during the year ended December 31, 2019 in connection with the sale of 20 travel centers.
(8)Unrealized gains (losses) on equity securities, net represents the adjustment required to adjust the carrying value of SVC’s former investment in RMR Inc. common stock and its investment in TA common shares to their fair value. SVC sold its RMR Inc. shares on July 1, 2019.
(9)SVC recorded a $62,386 gain on insurance settlement during the year ended December 31, 2020 for insurance proceeds received for its leased hotel in San Juan, PR related to Hurricane Maria. Under GAAP, SVC was required to increase the building basis of its San Juan hotel for the amount of the insurance proceeds. SVC also recorded a $13,850 deferred tax liability as a result of the book value to tax basis difference related to this accounting in the year ended December 31, 2020.
(10)SVC recorded a loss of $2,424 and $6,970 during the quarters ended December 31, 2020 and June 30, 2020, respectively, on extinguishment of debt relating to its repayment of its $400 million term loan and certain unsecured senior notes. SVC recorded a $8,451 loss on early extinguishment of debt in the year ended December 31, 2019 related to the termination of a term loan commitment SVC arranged in connection with the acquisition of a net lease portfolio.
(11)Represents SVC’s proportionate share of its equity investment in Sonesta during the three months and year ended December 31, 2020 and Affiliates Insurance Company during the three months and year ended December 31, 2019.
(12)SVC calculates FFO and Normalized FFO as shown above. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is net income (loss) available for common shareholders, calculated in accordance with GAAP, excluding any gain or loss on sale of properties and loss on impairment of real estate assets, if any, plus real estate depreciation and amortization, less any unrealized gains and losses on equity securities, as well as adjustments to reflect SVC’s share of FFO attributable to an investee and certain other adjustments currently not applicable to SVC. In calculating Normalized FFO, SVC adjusts for the items shown above and includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as an expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of SVC’s core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. FFO and Normalized FFO are among the factors considered by SVC’s Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to satisfy SVC’s REIT distribution requirements, limitations in its credit agreement and public debt covenants, the availability to SVC of debt and equity capital, SVC’s distribution rate as a percentage of the trading price of its common shares, or dividend yield, and to the dividend yield of other REITs, SVC’s expectation of its future capital requirements and operating performance, and SVC’s expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than SVC does.
(13)Hotel operating expenses for the three months and year ended December 31, 2020 includes a $3,962 loss contingency related to a litigation matter at certain hotels. SVC recorded a $1,997 loss contingency during the three months ended December 31, 2019 for an expected settlement of a historical pension withdrawal liability for a hotel it rebranded.
(14)Hotel operating expenses for the three months and year ended December 31, 2020 includes $15,100 of hotel manager transition related costs resulting from the rebranding of 112 hotels during the periods.
(15)SVC calculates EBITDA, EBITDAre, and Adjusted EBITDAre as shown above. EBITDAre is calculated on the basis defined by Nareit which is EBITDA, excluding gains and losses on the sale of real estate, loss on impairment of real estate assets, if any, as well as certain other adjustments currently not applicable to SVC. In calculating Adjusted EBITDAre, SVC adjusts for the items shown above and includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as an expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of SVC’s core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. Other real estate companies and REITs may calculate EBITDA, EBITDAre and Adjusted EBITDAre differently than SVC does.
(16)Amounts represent the equity compensation for SVC’s Trustees, its officers and certain other employees of SVC’s manager.
(17)SVC is amortizing a liability it recorded for the fair value of its initial investment in Sonesta as a reduction to hotel operating expenses in its consolidated statements of income (loss). SVC reduced hotel operating expenses by $621 and $2,070 for the three months and year ended December 31, 2020, respectively, for this liability.

Warning Concerning Forward-Looking Statements
This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever SVC uses words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “will,” “may” and negatives or derivatives of these or similar expressions, SVC is making forward-looking statements. These forward-looking statements are based upon SVC’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by SVC’s forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond SVC’s control. For example:
•Mr. Murray indicates SVC’s belief that the rebranding of hotels to Sonesta will benefit SVC as an owner of Sonesta and create more flexibility with respect to capital investments, possibly repurposing hotels to other uses, or sales. Sonesta may not operate these hotels profitably and SVC may not receive the benefits it expects to receive;
•SVC expects Sonesta to operate 256 of its 310 hotels, which constituted approximately 49% of SVC’s total historical real estate investments as of December 31, 2020, after SVC rebrands certain additional Marriott hotels to Sonesta in the first quarter of 2021. SVC is also currently in discussions with Hyatt regarding 22 hotels. If such discussions do not result in a mutually acceptable agreement, SVC expects to transition management of these 22 hotels to Sonesta. Sonesta is a small privately held company with less resources and scale compared to Wyndham, IHG, Marriott and Hyatt. If Sonesta were to fail to provide quality services and amenities or to maintain a quality brand, SVC’s income from these properties may be adversely affected. There can be no assurance that Sonesta can operate the hotels rebranded from Wyndham, IHG, Marriott and Hyatt as effectively or for returns at levels that could otherwise be achieved by Wyndham, IHG, Marriott, or Hyatt. Further, if SVC were required to replace Sonesta, SVC could experience significant disruptions in operations at the applicable properties, which could reduce its income and cash flows from, and the value of, those properties. SVC has no guarantee or security deposit under its Sonesta agreements. Accordingly, SVC may receive amounts from Sonesta that are less than the contractual minimum returns stated in its agreements with Sonesta or SVC may be requested to fund losses for its Sonesta hotels;
•Mr. Murray states that TA continues to benefit from healthy trucking activity and its importance to the nation’s supply chain. However, if trucking activity slows down or decreases in importance, TA may encounter difficulties meeting its rent obligations to SVC;
•Mr. Murray indicates that SVC has taken proactive steps to fortify its liquidity and preserve financial flexibility, noting certain actions SVC has taken in these regards. Further, Mr. Murray states that SVC expects lodging trends to improve in the latter half of 2021. However, lodging trends may not improve as expected and if the COVID-19 pandemic or the current economic conditions continue for an extended period or worsen, SVC’s actions may not be adequate to ensure that SVC maintains sufficient liquidity and preserves capital;
•SVC expects to complete $22.3 million of hotel sales and $2.1 million of net lease property sales by the end of the second quarter of 2021. The sales of SVC’s properties are subject to conditions; accordingly, SVC cannot provide any assurance that it will sell any of these properties and the sales may be delayed, may not occur or their terms may change; further Mr. Murray states that SVC continues to execute on asset sales which may imply that it will execute its pending sales and future sales; however, it may not be able to complete these sales on acceptable terms or otherwise; and

•Although SVC obtained a waiver of existing financial covenants through July 15, 2022, it may fail to comply with the terms of the waiver and other requirements under its credit agreement. In addition, SVC may fail to satisfy its public debt covenants. SVC’s ability to borrow under its revolving credit facility is subject to SVC satisfying those covenants and other conditions. Further, SVC may experience liquidity constraints in the future as it is currently fully drawn on its $1.0 billion revolving credit facility, and would not have any immediately available borrowing capacity to meet any funding needs beyond its cash on hand. If SVC’s operating results and financial condition are significantly and adversely impacted by current economic conditions or otherwise, SVC may fail to satisfy those covenants and conditions. Further, if SVC fails to satisfy its debt covenants, it may be prohibited from incurring additional indebtedness and may need to repay outstanding debts.
The information contained in SVC’s filings with the SEC, including under the caption “Risk Factors” in SVC’s periodic reports, or incorporated therein, identifies other important factors that could cause differences from SVC’s forward-looking statements. SVC’s filings with the SEC are available on the SEC’s website at www.sec.gov.
You should not place undue reliance upon forward-looking statements.
Except as required by law, SVC does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.
Contact:
Kristin Brown, Director, Investor Relations
(617) 658-0776

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